Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of GW Pharmaceuticals plc and the effectiveness of GW Pharmaceuticals plc's internal control over financial reporting dated December 5, 2016, appearing in the Annual Report on Form 20-F of GW Pharmaceuticals plc for the year ended September 30, 2016.

/s/ DELOITTE LLP

DELOITTE LLP

Reading, United Kingdom

April 14, 2017